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EXHIBIT 99.01


From: US Plastic Lumber Corp.
2300 Glades Road, #440W
Boca Raton, FL 33431
Michael D. Schmidt (561) 394-3511


                                    FOR IMMEDIATE RELEASE


US PLASTIC LUMBER REPORTS THIRD QUARTER RESULTS

BOCA RATON, Fla.--(BUSINESS WIRE)--November 14, 2003--U.S. Plastic Lumber Corp. (OTCBB: USPL) today announced its operating results for the three and nine months ended September 30, 2003.

In addition, the Company today announced that it has recently re-opened the Ocala facility on a limited production basis; which the company announced in August was temporarily shut down due to an explosion outside the plant. The Company anticipates the facility to be at full production by the end of January 2004.

Revenues for the third quarter of 2003 were $8.0 million compared with $10.6 million for the same quarter in 2002, a decrease of 25%. The decrease was mainly due to lower sales of the Company's building products and the sale of the Cornerboard packaging division in May of 2003. Net loss for the quarter was $4.4 million, or $0.07 per basic and diluted share, as compared to a net loss in the third quarter of 2002 of $2.9 million, or $0.06 per basic and diluted share. The 2002 results reflect income from discontinued operations of $4.6 million, as the Company completed the sale of its environmental recycling and remediation business on September 9, 2002. Net loss in 2003 includes $353,000 of income related to the discontinued operation. Loss from continuing operations for the three months ending September 30, 2003 was $4.7 million, or $0.07 per basic and diluted share, as compared to loss from continuing operations of $7.5 million, or $0.15 per basic and diluted share, for the comparable period of a year ago. The 2003 results from continuing operations reflect lower interest and selling, general and administrative (SG&A) expenses, partially offset by higher warranty claims of approximately $1.8 million and no restructuring charges.

Revenues for the first nine months of 2003 were $28.9 million compared with $39.8 million for the same period in 2002, a decrease of 27%. The Company attributed part of this decrease to not having sufficient inventory to meet the demand for its building products during the first nine months of 2003, mainly due to cash constraints and slower production rates of some of its newly formulated decking products. Revenues




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were also negatively impacted by the sale of the Cornerboard packaging division in May of 2003. Loss from continuing operations was $5.1 million, or $0.08 per basic and diluted share, as compared to loss from continuing operations of $14.9 million, or $0.34 per basic and diluted share, for the first nine months of 2002. In the second quarter of 2003, the Company recorded a gain on the sale of the Cornerboard division of $4.3 million. USPL continued to benefit from substantially lower interest expense in 2003 as a result of the restructuring of the balance sheet in the second half of 2002, which resulted in lower debt levels and the elimination of certain non-cash interest charges; which had materially impacted the Company's earnings in 2002. In addition, SG&A decreased by approximately $3.0 million for the first nine months of 2003 as compared to 2002, due to cost reduction initiatives that began in late 2002 and have continued into 2003. These savings have been largely offset by increases to the Company's accrual for warranty claims related to our previously announced product recall in the nine-month period in 2003 of approximately $2.2 million, which are reflected in Cost of Goods Sold. Net loss for the first nine months of 2003 was $4.4 million, or $0.07 per basic and diluted share, as compared to $9.4 million, or $0.21 per basic and diluted share, for the first nine months of 2002. USPL recorded $703,000 of income from discontinued operations for the first nine months of 2003, compared with income from discontinued operations of $5,460,000 during the comparable period of 2002.

Mark Alsentzer, Chairman, CEO and President of USPL said, "We are pleased to see the improvements as a result of the cost reduction initiatives that we implemented at the end of last year. Although we have made significant progress year-to-date in reducing our SG&A expenses and our interest expense, our near-term results have been impacted by the Company's working capital constraints. The company is aggressively pursuing opportunities to further improve its balance sheet and its access to capital to enable it to meet the growing product demand and improve its overall operating performance. In addition, the Company is working diligently with its insurance carrier to return the Ocala plant to full operations in the first quarter of 2004. We believe that the demand for alternative wood products has never been stronger and reductions in costs position the Company well to re-gain profitability with increasing sales."

As previously announced, USPL received an amendment to its credit facility with its senior lender, Guaranty Business Credit Corporation ("GBCC"), to extend the maturity date of the facility to November 30, 2003. GBCC is continuing to work with the Company as it explores various strategic alternatives to restructure its debt with GBCC.



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U. S. Plastic Lumber Corp. is engaged in the manufacture of plastic lumber, returnable packaging and other value added products from recycled plastic. U. S. Plastic Lumber is the nation's largest producer of 100% HDPE recycled plastic lumber. Headquartered in Boca Raton, Florida, USPL is a highly integrated, nationwide processor of a wide range of products made from recycled plastic feedstocks. USPL creates high quality, competitive building materials, furnishings, and industrial supplies by processing plastic waste streams into purified, consistent products. USPL's products are environmentally responsible and are both aesthetically pleasing and maintenance friendly. They include such brand names as Carefree Xteriors(R), RecycleDesign(TM), Trimax(R), Earth Care(TM), and OEM products including Cyclewood(R). USPL currently operates three plastic manufacturing centers.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to risks associated with the Company's credit facilities and liquidity, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, demand for products and services of the Company, newly developing technologies, the Company's ability to compete, regulatory matters, protection of the Company's proprietary technology, the effects of competition from entities with greater financial resources than that possessed by the Company and shareholder dilution. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of such factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.



                                  TABLE FOLLOWS






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                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                 THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
            (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)




                                                                  2003                    2002
                                                              ------------           ------------
Revenues, net                                                 $      7,981           $     10,646

Cost of goods sold                                                   9,887                 11,028
                                                              ------------           ------------

Gross Loss                                                          (1,906)                  (382)

Selling, General and Administrative                                  1,924                  2,614
Restructuring and asset impairment charges                              --                    453
                                                              ------------           ------------

Operating Loss                                                      (3,830)                (3,449)

Other income                                                             8                     53
Loss on sale of assets                                                 (56)                    (7)
Interest expense                                                       852                  4,093
                                                              ------------           ------------

             Loss from continuing operations                        (4,730)                (7,496)

Discontinued operations:
   Income from operations discontinued
   environmental recycling segment                                      --                  2,920
Gain on disposal of discontinued environmental recycling
segment net of taxes                                                   353                  1,637
                                                              ------------           ------------

             Income from discontinued operations                       353                  4,557

                                                              ------------           ------------
Net Loss                                                      $     (4,377)          $     (2,939)
                                                              ============           ============

Net loss per common share - Basic:
             Loss from continuing operations                  $      (0.07)          $      (0.15)
             Income from discontinued operations                        --                   0.09
                                                              ------------           ------------
             Net loss per common share                        $      (0.07)          $      (0.06)
                                                              ============           ============


Net loss per common share - Diluted:
             Loss from continuing operations                  $      (0.07)          $      (0.15)
             Income from discontinued operations                        --                   0.09
                                                              ------------           ------------
             Net loss per common share                        $      (0.07)          $      (0.06)
                                                              ============           ============

Weighted average common shares outstanding - Basic              64,479,216             48,725,448
Weighted average common shares outstanding - Diluted            64,479,216             48,725,448





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                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                  NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
            (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                         2003                   2002
                                                                     ------------           ------------
Revenues, net                                                        $     28,905           $     39,773

Cost of goods sold                                                         29,751                 34,111
                                                                     ------------           ------------


Gross Profit (Loss)                                                          (846)                 5,662


Selling, General and Administrative                                         6,679                  9,657
Restructuring and asset impairment charges                                     --                    453
                                                                     ------------           ------------


Operating Loss                                                             (7,525)                (4,448)


Other income                                                                   (6)                   233

Gain (loss) on sale of assets                                               4,354                    (10)
Interest expense                                                            1,969                 10,659

Provision for income taxes                                                     --                     --
                                                                     ------------           ------------

                   Loss from continuing operations                         (5,146)               (14,884)

Discontinued operations:
   Income from operations discontinued
      environmental recycling segment                                          --                  3,823
   Gain on disposal of discontinued environmental recycling
       segment net of taxes                                                   703                  1,637
                                                                     ------------           ------------

                   Income from discontinued operations                        703                  5,460


Net loss                                                                   (4,443)                (9,424)


Preferred dividends                                                            --                   (177)
                                                                     ------------           ------------

Net loss attributable to common stockholders                         $     (4,443)          $     (9,601)
                                                                     ============           ============

Net Loss per common share - Basic and diluted:

                   Loss from continuing operations                   $      (0.08)          $      (0.34)
                   Income from discontinued operations                       0.01                   0.13
                                                                     ------------           ------------
                   Net loss per common share                         $      (0.07)                 (0.21)
                                                                     ============           ============

Weighted average common shares outstanding - basic
  and diluted                                                          64,479,216             44,720,499
                                                                     ============           ============






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